UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 25, 2015

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

On February 25, 2015, DineEquity, Inc., a Delaware corporation (the “Corporation”), hosted a conference call to discuss its fourth quarter and fiscal 2014 financial results.  During the conference call, the Corporation stated that “receipts from notes and equipment contracts receivable” would be approximately $15 million for fiscal 2015.  To clarify the statement made during the conference call, the Corporation is providing the following additional information, which should be read along with the 2015 financial performance guidance table provided below.

Under the Corporation’s 2015 definition of free cash flow, “receipts from notes and equipment contracts receivable” is expected to be approximately $8 million in fiscal 2015. (See “Non-GAAP Financial Measures” contained in the Corporation’s earnings press release issued on February 25, 2015).

Beginning in 2015, the Corporation adopted a more traditional definition of free cash flow, which excludes direct financing lease receivables, principal payments on capital leases, and mandatory debt service payments from the calculation.

In addition, the Corporation is providing guidance for cash from operations, which reflects the impact of a 53rd operating week in fiscal 2015.  The additional week will result in 13 monthly capital lease and operating lease payments in fiscal 2015 compared to 12 monthly payments in 2014.  The table below reflects the Corporation’s 2015 definition of free cash flow for fiscal 2015.

2015 Financial Performance Guidance Table

($, in millions)
Cash from operations	$115 - 125
Estimated receipts from notes and equipment contracts receivable	8
Estimated capital expenditures	(9)
Free cash flow	$114 - 124

The Corporation remains committed to generating strong free cash flow.  In addition, the Corporation is dedicated to driving long-term shareholder value, as evidenced by the strategic steps taken to refinance its long-term debt in 2014.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness and risks associated with the timing and our ability to refinance the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2015	DINEEQUITY, INC.

	By:	/s/ Thomas W. Emrey
Thomas W. Emrey
Chief Financial Officer